Exhibit 107

Calculation of Filing Fee Table

F-4

(Form Type)

Satellogic Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock(3)	457(c), (f)(1)	83,031,323	$3.53	$293,100,570.19	0.00015310	$44,873.70
Fees to Be Paid	Equity	Warrants(4)	457(i)	49,184,815	—	—	—	—
Fees to Be Paid	Equity	Common stock issuable on exercise of Warrants(5)	457(c), (f)(1), (i)	49,184,815	$9.86	$484,716,351.83	0.00015310	$74,210.07
	Total Offering Amounts					$777,816,922.02		$119,083.77
	Total Fees Previously Paid							—
	Total Fee Offsets							$74,403.59(6)
	Net Fee Due							$44,680.18
(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

In accordance with Rule 457(f)(1), Rule 457(c), and Rule 457(i), as applicable, based on (i) in respect of the shares of Satellogic Inc.’s (the “Company”) Class A common stock, par value $0.0001 (“Common Stock”), the average of the high ($3.80) and low ($3.26) prices of the shares of Common Stock on the NASDAQ Capital Market (“NASDAQ”) on February 7, 2025 and (ii) in respect of the shares of Common Stock issuable upon the exercise of the warrants to the purchase shares of Common Stock (“Warrants”), the sum of (x) the average of the high ($0.50) and low ($0.45) prices for the Warrants on the NASDAQ on February 7, 2025 and (y) the approximate average exercise price of $9.38 of the Warrants. Pursuant to Rule 457(i), no separate fee is required for the registration of Warrants.

(3)

The number of shares of Common Stock being registered represents the amount of shares of Class A common stock issued, outstanding and currently listed on The Nasdaq Capital Market under the symbol “SATL.”

(4)

Represents the Warrants issued and outstanding, comprised of (i) 8,253,455 shares of Class A common stock issuable upon the exercise of Warrants having an exercise price of $8.63 per share (the “$8.63 Warrants”), (ii) 7,500,000 shares of Class A common stock issuable upon the exercise of Warrants having an exercise price of $10.00 per share (the “$10.00 Liberty Warrants”), (iii) 15,000,000 shares of Class A common stock issuable upon the exercise of Warrants having an exercise price of $15.00 per share (the “$15.00 Liberty Warrants”), (iv) 2,500,000 shares of Class A common stock issuable upon the exercise of Warrants having an exercise price of $20.00 per share (the “PIPE Warrants”) and (v) 15,931,360 shares of Class A common stock issuable upon conversion of Warrants having an exercise price of $2.51635975 per share (the “Columbia Warrants”).

(5)	Represents the issuance of 49,184,815 shares of Common Stock issuable upon the exercise of 49,184,815 the Warrants.
(6)

Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to the unsold securities of the Company, as set forth in Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Satellogic Inc.	Form F-4	333-275875	December 4, 2023		$74,403.59(1)	Common Stock	119,718,395	$398,838,166.16
Fee Offset Sources	Satellogic Inc.	Form F-4	333-275875		December 4, 2023					$74,403.59
(1)

The Company originally paid a registration fee of $74,403.59 in connection with the filing of a registration statement on Form F-4 (File No. 333-275875) (the “Original Form F-4”) to register 83,031,323 shares of Common Stock and 41,464,693 Warrants. The Company withdrew the Original Form F-4 on October 4, 2024 and, as the Original Form F-4 was never declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, the registration fee previously paid pursuant to the Original Form F-4 will offset a portion of the filing fee due for this registration statement.